UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2025

Andretti Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42268	98-1792547
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Kimball Place, Suite 550, Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 299-2201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	POLEU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	POLE	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	POLEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On December 17, 2025, Andretti Acquisition Corp. II (“Andretti”) and BTIG, LLC (“BTIG”) entered into an amendment (the “UA Amendment”) to the Underwriting Agreement, dated as of September 5, 2024, between Andretti and BTIG as representative of the several underwriters (the “Underwriting Agreement”). The UA Amendment is effective and conditioned upon the closing of Andretti’s initial business combination with StoreDot Ltd. (the “Target Transaction”). Unless otherwise defined herein, the capitalized terms used below are defined in the UA Amendment.

Pursuant to the UA Amendment, the deferred underwriting commissions under the Underwriting Agreement were reduced to $8.0 million, which will be payable as follows:

●	Upon consummation of the Target Transaction, if the Closing Cash is equal to at least $70.0 million, then $8.0 million of the deferred underwriting commissions will be paid in cash.

●	Upon consummation of the Target Transaction, if the Closing Cash is less than $70.0 million, then $2.0 million of the deferred underwriting commissions will be paid in cash and Pubco will issue to BTIG $6.0 million in Class A ordinary shares of Pubco (the “Deferred Fee Shares”), with each such Deferred Fee Share valued at an amount equal to the lower of (i) $10.00 and (ii) if there is Transaction Financing into Andretti or Pubco at or immediately prior to the closing of the Target Transaction, the price of a share of Andretti or Pubco issued in connection with such Transaction Financing to the extent shares of Andretti or Pubco are issued in connection with such Transaction Financing.

Pursuant to the UA Amendment, BTIG was granted customary registration rights with respect to the Deferred Fee Shares. The UA Amendment also provides BTIG with a right of first refusal to serve as non-exclusive placement agent in connection with any Transaction Financing for the Target Transaction, with any placement agent fees to be paid 50% in cash and 50% in shares of Pubco. The UA Amendment also provides BTIG with a right of first refusal to serve as representative of the underwriters for the initial public offering of any new special purpose acquisition corporation proposed to be formed by the Sponsor, Mario Andretti or Michael Andretti within twelve months of the closing of the Target Transaction.

The foregoing description of the UA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the UA Amendment, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Amendment to Underwriting Agreement, dated as of December 17, 2025, between Andretti and BTIG.
104	Cover Page Interactive Data File (embedded with the Inline XRBL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andretti Acquisition Corp. II

By:	/s/ William M. Brown
Name:	William M. Brown
Title:	Chief Executive Officer

Dated: December 23, 2025

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